UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2006

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3775 North First Street

San Jose, California 95134

408-952-8200

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

This amendment to the current report on Form 8-K of RAE Systems Inc. (the “Company”) filed with the Securities and Exchange Commission on May 9, 2006 provides a revised earnings release to correct errors previously reported in the release and related financial tables. Subsequent to the release of the Company’s first quarter financial results on May 9th, it was determined as part of the final audit process that the calculation of the cancellation provision for the change from Financial Accounting Standard 123 to Financial Accounting Standard 123(R), “Share Based Payment,” provided by the Company’s purchased accounting software was in error. The Company recalculated the cumulative effect of change in accounting principle, net of tax effect, outside of the software system and determined the effect was an improvement to earnings of $2,000, not the $139,000 improvement as previously reported in the Company’s earnings press release and related financial tables. Therefore, the net loss reported for the first quarter of 2006 is $1,033,000 not $896,000 as originally indicated. The earnings per share number is not affected by this change.

Attached as Exhibit 99.1 is a copy of the corrected earnings release, which is incorporated herein by reference. Moreover, a copy of the transcript of the conference call is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Corrected earnings release dated May 9, 2006 regarding the Company’s financial results for the fiscal quarter ended March 31, 2006.

	99.2	Transcript of conference call hosted by the Company on May 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006

RAE SYSTEMS INC.

By:	/s/ Donald Morgan
Name:	Donald Morgan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected earnings release dated May 9, 2006 regarding the Company’s financial results for the fiscal quarter ended March 31, 2006.

99.2	Transcript of conference call hosted by the Company on May 9, 2006.